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EXHIBIT (d)(1)



                          INVESTMENT ADVISORY AGREEMENT

         AGREEMENT made as of the 1st day of April, 2002, between Legacy Funds Group, a Massachusetts business trust (the "Trust"), and First Financial Capital Advisors LLC, an Ohio limited liability company (the "Advisor").

         WHEREAS, the Advisor is registered as an investment advisor under the Investment Advisors Act of 1940, as amended, and is engaged principally in the business of rendering investment management services;

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Trust is authorized to issue shares of beneficial interest ("Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets;

         WHEREAS, the Trust currently offers the series of Shares named on
Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Fund"), and may offer additional series in the future;

         WHEREAS, the Trust desires to retain the services of the Advisor to provide a continuous program of investment management for the Funds; and

         WHEREAS, the Advisor is willing, in accordance with the terms and conditions hereof to provide such services to the Trust on behalf of the Funds.

         NOW, THEREFORE, in consideration of the mutual agreements set forth herein and intending to be legally bound hereby, it is agreed between the parties as follows:


1. APPOINTMENT OF ADVISOR
   ----------------------

         The Trust hereby appoints the Advisor to provide the advisory services set forth herein to the Funds and the Advisor agrees to accept such appointment and agrees to render the services set forth herein for the compensation herein provided. In carrying out its responsibilities under this Agreement, the Advisor shall at all times act in accordance with the investment objectives, policies and restrictions applicable to the Funds as set forth in the then-current Registration Statement of the Trust, applicable provisions of the 1940 Act and the rules and regulations promulgated thereunder and other applicable federal securities laws and regulations.

2. DUTIES OF ADVISOR
   -----------------



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         The Advisor shall provide a continuous program of investment management for each Fund. Subject to the general supervision of the Trust's Board of Trustees, the Advisor shall have sole investment discretion with respect to the Funds, including investment research, selection of the securities to be purchased and sold and the portion of the assets of each Fund, if any, that shall be held uninvested, and the selection of broker-dealers through which securities transactions in the Funds will be executed. The Advisor shall manage the Funds in accordance with the objectives, policies and limitations set forth in the Trust's current Prospectus and Statement of Additional Information. The Advisor shall be permitted to employ one or more sub-investment advisors (each, a "Sub-Advisor") to provide the day-to-day management of the investment of those Funds indicated on Schedule 1 hereto. Specifically, and without limiting the generality of the foregoing, the Advisor agrees that it will:

                  (a) promptly advise each Fund's designated custodian bank and administrator or accounting agent of each purchase and sale, as the case may be, made on behalf of the Fund, specifying the name and quantity of the security purchased or sold, the unit and aggregate purchase or sale price, commission paid, the market on which the transaction was effected, the trade date, the settlement date, the identity of the effecting broker or dealer and/or such other information, and in such manner, as may from time to time be reasonably requested by the Trust;

                  (b) maintain all applicable books and records with respect to the securities transactions of the Funds. Specifically, but without limitation, the Advisor agrees to maintain with respect to each Fund those records required to be maintained under Rule 31a-1(b)(1), (b)(5) and (b)(6) under the 1940 Act including, without limitation, records which reflect securities purchased or sold by the Fund, showing for each such transaction, the market on which the transaction was effected, the trade date, the settlement date, and the identity of the executing broker or dealer. The Advisor will preserve such records in the manner and for the periods prescribed by Rule 31a-2 under the 1940 Act. The Advisor acknowledges and agrees that all such records it maintains for the Trust are the property of the Trust and the Advisor will surrender promptly to the Trust any such records upon the Trust's request;

                  (c) provide, in a timely manner, such information as may be reasonably requested by the Trust or its designated agents in connection with, among other things, the daily computation of each Fund's net asset value and net income, preparation of proxy statements or amendments to the Trust's registration statement and monitoring investments made by the Fund to ensure compliance with the various limitations on investments applicable to the Fund and to ensure that the Fund will continue to qualify for the tax treatment accorded to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended;



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                  (d) render regular reports to the Trust concerning the
         performance by the Advisor of its responsibilities under this Agreement. In particular, the Advisor agrees that it will, at the reasonable request of the Board of Trustees, attend meetings of the Board or its validly constituted committees and will, in addition, make its officers and employees available to meet with the officers and employees of the Trust at least quarterly and at other times upon reasonable notice, to review the investments and investment program of each Fund;

                  (e) maintain its policy and practice of conducting its fiduciary functions independently. In making investment recommendations for the Funds, the Advisor's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for a Fund are customers of the Advisor or of its affiliates. In dealing with such customers, the Advisor and its affiliates will not inquire or take into consideration whether securities of those customers are held by a Fund; and

                  (f) review periodically and take responsibility for the material accuracy and completeness of the information supplied by or at the request of the Advisor for inclusion in Trust's registration statement under the 1940 Act and the Securities Act of 1933.


3. PORTFOLIO TRANSACTIONS
   ----------------------

         The Advisor shall be responsible for selecting members of securities exchanges, brokers and dealers (herein after referred to as "brokers") for the execution of purchase and sale transactions for the Funds. In executing portfolio transactions and selecting brokers or dealers, if any, the Advisor will use its best efforts to seek on behalf of a Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Advisor shall consider all factors it deems relevant, including brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to a Fund and/or other accounts over which the Advisor or an affiliate of the Advisor exercises investment discretion. The Advisor may pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided. The Advisor will report to the Trust's Board of Trustees from time to time regarding its portfolio execution and brokerage practices.


4. DUTIES OF THE TRUST
   -------------------

         The Trust has furnished or will furnish the Advisor with copies of each of the following documents and will furnish to the Advisor at its principal office all future amendments and supplements to such documents, if any, as soon as practicable after such documents become available:



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         (1) The Trust's Declaration of Trust, as filed with the Commonwealth of
         Massachusetts, as in effect on the date hereof and as amended from time to time;

         (2) The By-Laws of the Trust as in effect on the date hereof and as amended from time to time;

         (3) Certified resolutions of the Board of Trustees of the Trust and the initial shareholder of the Funds authorizing the appointment of the Advisor and approving this Agreement;

         (4) The Trust's Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A, as filed with the Securities and Exchange Commission ("SEC") relating to the Funds and all amendments to such Registration Statement ("Registration Statement");

         (5) The Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the SEC and any amendments to such Notification of Registration;

         (6) The Trust's Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time;

         (7) Copies of any publicly available financial statement or report prepared for the Trust by certified or independent public accountants, and copies of any financial statements or reports made by the Funds to shareholders or to any governmental body or securities exchange;

         (8) A copy of each of the following Fund documents: Code of Ethics, liquidity procedures, cross-trade procedures, repurchase agreement procedures, directed brokerage procedures, 10f-3, 17a-7 and 17e-1 procedures, any SEC exemptive orders applicable to the Fund and other procedures of the Fund that may affect the duties of the Advisor with respect to the Fund; and

         The Trust shall furnish the Advisor with any further documents, materials or information that the Advisor may reasonably request to enable it to perform its duties pursuant to this Agreement.


5. EXPENSES AND COMPENSATION
   -------------------------

         a) ALLOCATION OF EXPENSES

                  The Advisor shall, at its expense, employ or associate with itself such persons (including a Sub-Advisor) as it believes appropriate to assist in performing its obligations under this Agreement and provide all advisory services, equipment, facilities and personnel necessary to perform its obligations under this Agreement.



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                  The Trust shall be responsible for all its expenses and
         liabilities, including, without limitation, compensation of its Trustees who are not affiliated with the Trust's Administrator or the Advisor or any of their affiliates; taxes and governmental fees; interest charges; fees and expenses of the Trust's independent accountants and legal counsel; trade association membership dues; fees and expenses of any custodian (including for keeping books and accounts and calculating the net asset value of Shares of each Fund), transfer agent, registrar and dividend disbursing agent of the Trust; expenses of issuing, selling, redeeming, registering and qualifying for sale the Shares; expenses of preparing and printing share certificates (if any), certain prospectuses, shareholders' reports, notices, proxy statements and reports to regulatory agencies; the cost of office supplies; travel expenses of all officers, Trustees and employees; insurance premiums; brokerage and other expenses of executing portfolio transactions; expenses of shareholders' meetings; organizational expenses; and extraordinary expenses.

         b) COMPENSATION

                  For its services under this Agreement, the Advisor shall be entitled to receive the fee, payable monthly, at the annual rate set forth opposite the Fund's name on Schedule 1 hereto, based upon the value of the Fund's average daily net assets for the previous month. For the purpose of accruing compensation, the net asset value of the Funds will be determined in the manner provided in the then-current Prospectus of the Trust.

         c) EXPENSE LIMITATIONS

                  The Advisor may waive all or a portion of its fees provided for hereunder and such waiver will be treated as a reduction in compensation for its services. The Advisor shall be contractually bound hereunder by the terms of any publicly announced waiver of its fee, or any limitation of the Fund's expenses, as if such waiver were fully set forth herein.


6. LIABILITY OF ADVISOR
   --------------------

         Neither the Advisor nor its officers, directors, employees, agents or controlling person ("Associated Person") of the Advisor shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates including, without limitation, losses that may be sustained in connection with the purchase, holding, redemption or sale of any security or other investment by the Trust except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Advisor or such Associated Persons in the performance of their duties or from reckless disregard by them of their duties under this Agreement. The Trust will indemnify the Advisor against, and hold harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses), including any amount paid in satisfaction of judgments, in



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compromise or as fines or penalties, not resulting from the willful misfeasance, bad faith or gross negligence of Advisor or such Associated Persons in the performance of their duties or from reckless disregard by them of their duties under this Agreement.


7. LIABILITY OF THE TRUST AND FUNDS
   --------------------------------

         It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and it has been signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

         With respect to any obligation of the Trust on behalf of any Fund arising hereunder, the Advisor shall look for payment or satisfaction of such obligations solely to the assets and property of the Fund to which such obligation relates as though the Trust had separately contracted with the Advisor by separate written instrument with respect to each Fund.


8. DURATION AND TERMINATION OF THIS AGREEMENT
   ------------------------------------------

                  (a) DURATION. As to each Fund, unless terminated as herein provided, this Agreement shall remain in full force and effect until the date set forth opposite such Fund's name on Schedule 1 hereto (the "Reapproval Date") and thereafter shall continue in full force and effect for successive annual periods so long as such is approved at least annually (a) by either the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940
         Act) of such Fund, and (b), in either event, by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. (b) AMENDMENT. Any amendment to this Agreement shall become effective with respect to a Fund upon approval by the Advisor and the Trustees, and to the extent required by applicable law, a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund.

                  (c) TERMINATION. This Agreement may be terminated with respect to any Fund at any time, without payment of any penalty, by vote of the Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund, or by the Advisor, in each case upon sixty (60) days' prior written notice to the other party. Any termination of this Agreement will be without prejudice to the completion of transactions already initiated by the Advisor on behalf of the Trust at the time of such termination. The Advisor shall take all steps reasonably necessary after such termination to complete any such transactions and is hereby authorized to take such steps. In addition, this



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         Agreement may be terminated with respect to one or more Funds without affecting the rights, duties or obligations of any of the other Funds.

                  (d) AUTOMATIC TERMINATION. This Agreement shall automatically and immediately terminate, as to the relevant Fund, in the event of its assignment (as defined in the 1940 Act).

                  (e) APPROVAL, AMENDMENT OR TERMINATION BY INDIVIDUAL FUND. Any approval, amendment or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940
         Act) of any Fund shall be effective to continue, amend or terminate this Agreement with respect to any such Fund notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Fund affected thereby, and
         (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such action shall be required by any applicable law or otherwise.


9. SERVICES NOT EXCLUSIVE
   ----------------------

         The services of the Advisor to the Trust hereunder are not to be deemed exclusive, and the Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

10. MISCELLANEOUS
    -------------

                  (a) NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for the receipt of such notices.

                  (b) SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.



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                  (c) APPLICABLE LAW. This Agreement shall be construed in
         accordance with and governed by the laws of Massachusetts.


                                          FIRST FINANCIAL CAPITAL ADVISORS LLC,
                                          AN OHIO LIMITED LIABILITY COMPANY


ATTEST: ______________________________    By:___________________________________

                                             ___________________________________



                                           LEGACY FUNDS GROUP, A MASSACHUSETTS
                                           BUSINESS TRUST


ATTEST: ______________________________     By:__________________________________

                                              __________________________________



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                          INVESTMENT ADVISORY AGREEMENT

                                   SCHEDULE 1
                                   ----------


                                Annual Fee as a Percentage of
             Name of Fund          Average Daily Net Assets      Reapproval Date

The Mid-Cap Core Equity Fund                0.92%                _________, 2004
     The Core Bond Fund                     0.70%                _________, 2004
   The Money Market Fund*                   0.20%                _________, 2004










--------------------------------
* The Advisor has engaged Munder Capital Management to act as Sub-Advisor to this Fund.



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